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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76399) pertaining to: the Accredo Health, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan, as amended and restated; the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan; the Accredo Health, Incorporated 1999 Long-Term Incentive Plan and the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, of our report dated August 16, 2002, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Accredo Health, Incorporated.

                                                /s/Ernst & Young LLP

Memphis, Tennessee
September 27, 2002